PROSPECTUS SUPPLEMENT (dated February 4, 2003)
            TO PROSPECTUS DATED FEBRUARY 20, 2002


     The "Selling Holders" section of the Prospectus is hereby amended with respect to the principal amount of Debentures beneficially owned by Goldman Sachs and Company as follows:



                                  Principal Amount of
                              Debentures Beneficially Owned     Number of Shares of Common
Selling Holder                and That May Be Offered Hereby    Stock Beneficially Owned (1)

Goldman Sachs and Company                 $10,400,000                       0





(1) Does not include shares of Common Stock issuable upon conversion of Debentures.